SCHEDULE 14A INFORMATION
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

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[_]	Definitive Proxy Statement

[_]	Definitive Additional Materials

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AB Cap Fund, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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AB CAP FUND, INC. –AB FlexFeeTM US Thematic Portfolio 1345 Avenue of the Americas New York, New York 10105 Toll Free (800) 221-5672

June __, 2021

Dear Stockholder:

The Board of Directors (“Directors”) of AB Cap Fund, Inc., a Maryland corporation and an open-end management investment company (the “Company”), is asking the stockholders of AB FlexFee US Thematic Portfolio (the “Fund”), a series of the Company, to approve an amendment to the investment advisory agreement between AllianceBernstein L.P. (the “Adviser”) and the Company with respect to the Fund (the “Proposal”). The Fund’s investment advisory fee is currently structured with both a mid-point fee and a performance-based fee that adjusts the mid-point fee upward or downward depending on the Fund’s performance relative to its benchmark. Under the Proposal, the Fund would implement an advisory fee with breakpoints at specific asset levels (based on the Fund’s average daily net assets) and eliminate the current performance-based advisory fee.

For this purpose, you are invited to a Special Meeting of Stockholders of the Fund to be held on August 5, 2021 at 3:00 p.m., Eastern time (the “Meeting”). In light of the ongoing public health concerns regarding the COVID-19 pandemic, the Meeting will be held in a virtual meeting format only. You will be able to attend and participate in the Meeting online by visiting meetings.computershare.com/M9UFFW4 where you will be able to listen to the Meeting live, submit questions and vote.

The Proposal for the Fund is described in more detail in the attached Proxy Statement. You should review the Proxy Statement carefully and retain it for future reference.

The Directors of the Fund have given careful consideration to the Proposal and have concluded that the Proposal is in the best interests of the Fund. The Directors unanimously recommend that you vote “for” the Proposal.

No matter how many shares you own, your vote is important. By authorizing your proxy now, you can help avoid additional costs that would be incurred with follow-up letters and calls.

To vote, you may use any of the following methods:

•	By Internet. Have your proxy card available. Go to the website listed on your card. Enter your control number from your card. Follow the instructions found on the website.
•	By Telephone. Have your proxy card available. Call the toll-free number listed on your card. Enter your control number from your card. There is no charge to you for the call. Follow the recorded instructions. Votes must be entered by 11:59 p.m. Eastern time on the day prior to the Meeting.

•	By Mail. Please complete, date and sign your proxy card before mailing it in the enclosed postage-paid envelope.
•	At the Meeting Over the Internet. The Meeting will be held entirely online in light of the ongoing public health concerns regarding the COVID-19 pandemic. Stockholders of record as of the close of business on June 2, 2021, will be able to attend and participate in the Meeting by registering online at meetings.computershare.com/M9UFFW4 and entering the control number on their proxy card. Even if you plan to attend the Meeting online, we recommend that you also authorize your proxy as described herein so that your vote will be counted if you decide not to attend the Meeting. Please see the “How do I attend the virtual Meeting?” section below for more details regarding the logistics of the virtual format of the Meeting.

If you have any questions before you vote, please call Computershare Fund Services at 888-916-1716. They will be happy to help you understand the Proposal and assist you in voting.

Sincerely,

Onur Erzan

President

AB CAP FUND, INC.

–AB FlexFeeTM US Thematic Portfolio

1345 Avenue of the Americas

New York, New York 10105

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 5, 2021

To the Stockholders of AB FlexFee US Thematic Portfolio:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Meeting”) of AB FlexFee US Thematic Portfolio (the “Fund”), a series of AB Cap Fund, Inc., an open-end management investment company organized as a Maryland corporation (the “Company”), is scheduled to be held in a virtual meeting format on August 5, 2021 at 3:00 p.m., Eastern time.

At the Meeting, you will be asked to consider and vote on:

•	a proposal (“Proposal”) to approve an amendment to the investment advisory agreement between AllianceBernstein L.P., the Fund’s investment adviser, and the Company with respect to the Fund to implement an advisory fee with breakpoints at specific asset levels (based on the Fund’s average daily net assets) and eliminate the current performance-based advisory fee.

Record owners of shares of the Fund as of the close of business on June 2, 2021 are entitled to notice of, and to vote at, the Meeting or any postponements or adjournments thereof.

By order of the Board of Directors,

Emilie Wrapp
Secretary
June __, 2021

Stockholders are invited to attend the Meeting virtually over the internet. Even if you plan to attend the Meeting online, we recommend that you also authorize your proxy to vote at the Meeting as described herein so that your vote will be counted if you decide not to attend the Meeting. Any stockholder who does not expect to attend the Meeting virtually is urged to vote over the internet or by telephone as described in the materials provided to you. You may also complete the enclosed proxy card, date and sign it, and return it in the envelope provided, which needs no postage if mailed in the United States. In order to avoid unnecessary expense, we ask for your cooperation in voting promptly, no matter how large or small your holdings may be. A copy of the Proxy Statement is available at www.alliancebernstein.com/abfundsproxy.

The Board of Directors of the Company recommends that you vote FOR the Proposal.

Your vote is important.

Please return your proxy card promptly

or vote by telephone or over the internet.

AB CAP FUND, INC.

–AB FlexFeeTM US Thematic Portfolio

1345 Avenue of the Americas

New York, New York 10105

QUESTIONS AND ANSWERS

The following questions and answers provide an overview of key features of the proposal (“Proposal”) and of the information contained in the attached Proxy Statement. Please review the full Proxy Statement before casting your vote or authorizing a proxy to vote your shares.

1.	What is this document and why was it sent to you?

The attached Proxy Statement provides you with information about the proposed amendment to the investment advisory agreement (the “Amended Agreement”) between AllianceBernstein L.P., the Fund’s investment adviser (the “Adviser”), and AB Cap Fund, Inc. with respect to the AB FlexFee US Thematic Portfolio (the “Fund”) to implement an advisory fee with breakpoints at specific asset levels (based on the Fund’s average daily net assets) and eliminate the current performance-based advisory fee. The purpose of the Proxy Statement is to solicit votes from stockholders of the Fund to approve the Amended Agreement, which is included as Appendix A to the Proxy Statement. The Proxy Statement contains information that stockholders of the Fund should know before voting on the Amended Agreement.

2.	How will the Amended Agreement differ from the current investment advisory agreement?

Under the current investment advisory agreement (“Current Agreement”), for its services the Adviser, receives an investment advisory fee, which consists of a mid-point or “fulcrum” fee rate and a performance-related adjustment. The Fund’s advisory fee rate increases or decreases up to 0.50% (50 basis points1) from the mid-point fee rate of 0.55% of the Fund’s average daily net assets, resulting in a maximum advisory fee rate of 1.05% and a minimum advisory fee rate of 0.05%. A positive performance adjustment is earned when the Fund’s performance exceeds that of the S&P 500 Index plus 1.40%, and a negative performance adjustment is made when the Fund’s performance is less than that of the S&P 500 Index plus 1.40%.

Under the Amended Agreement, the Fund would pay to the Adviser a fee for investment advisory services at the annual rate of 0.55% of the Fund’s average daily net assets up to $2.5 billion, 0.50% of average daily net assets in excess of $2.5 billion up to $5 billion, and 0.45% of average daily net assets in excess of $5 billion.

3.	Why is the Board of Directors (the “Board” or “Directors”) recommending a change to the calculation of the investment advisory fee under the Amended Agreement?

At a meeting held on May 3-5, 2021, the Board determined that the Amended Agreement is in the best interests of the Fund. The Board is recommending a change to the way in which the investment advisory fee is calculated for the following reasons:

_________________________________

1 A basis point is equal to one-hundredth of a percentage point. For example, one basis point is equal to 0.01% and 100 basis points is equal to 1.0%.

i

•	The methodology used to calculate the current performance-based fee is complex, preventing the Fund from being more competitive in the mutual fund marketplace because it is more difficult to educate investors and their financial intermediaries about investing in complex products.
•	The performance-based fee structure creates uncertainty for investors and their financial intermediaries in reasonably predicting Fund expenses, due to significant fluctuations in advisory fees and total expense ratios that can result from performance fluctuations.
•	The new advisory fee would be a more straightforward and conventional asset-based fee, which may increase investor demand and attract significant assets for the Fund, which may in turn result in economies of scale that benefit investors.

This recommendation is further discussed under “Board Consideration of the Amended Agreement” in the Proxy Statement. The Board recommends that stockholders vote to approve the Amended Agreement.

4.	Will the change in the investment advisory fee structure result in a higher investment advisory fee rate for stockholders of the Fund?

Due to the performance-based nature of the current investment advisory fee arrangements, the investment advisory fee rate paid by the Fund pursuant to the Amended Agreement may be higher or lower than the current investment advisory fee rate from time to time, depending on the Fund’s performance as compared to the S&P 500 Index and the level of assets of the Fund. Nonetheless, the Board believes that approval of the Amended Agreement to implement an advisory fee with breakpoints at specific asset levels (based on the Fund’s average daily net assets) and eliminate the current performance-based advisory fee is in the best interests of the Fund and its stockholders for the reasons discussed herein.

The highest advisory fee rate in the advisory fee structure under the Amended Agreement (0.55% of the Fund’s average daily net assets) is the same as the mid-point fee under the Current Agreement. Furthermore, this proposed advisory fee rate is lower than the median of 0.75% of average daily net assets of the Fund’s peer expense group as determined by Broadridge Financial Solutions Inc. ("Broadridge"), an independent provider of investment company data.

For the fiscal years ended December 31, 2020 and December 31, 2019, the Fund paid performance-adjusted investment advisory fees at the annual rate of 1.05% and 0.39%, respectively, of average daily net assets (before fee waivers). If the Amended Agreement had been in effect, the Fund would have paid an investment advisory fee at the annual rate of 0.55% of average daily net assets (before fee waivers) for each such fiscal year.

5.	Will the changes to the Fund result in higher total Fund expenses?

Total Fund expenses under the Amended Agreement may be higher or lower than such expenses under the Current Agreement from time to time due to the performance-based nature of the current advisory fee, since advisory fees are a significant part of Fund expenses.

The table below shows certain Fund expenses under the Current Agreement (for the fiscal years ended December 31, 2019 and December 31, 2020) and pro forma expenses under the Amended Agreement. Subject to stockholder approval of the Amended Agreement, the Adviser has contractually agreed to waive fees and/or to bear expenses of the Fund through at least October 31, 2022, to the extent necessary to prevent total Fund expenses (excluding certain expenses) on an annualized basis from exceeding 0.65% of the Fund’s average daily net assets (the “New Expense Limitation”). This New Expense Limitation corresponds to a limit on Fund expenses (other than the investment advisory fee) of 0.10% of average daily net assets, which is higher than the Fund’s current expense limitation on such other expenses of 0.05% and is less favorable for stockholders. Under the Current Agreement and the current expense limitation, the Fund had a total net expense ratio for Advisor Class shares of 0.44% of average daily net assets for the fiscal year ended December 31, 2019, which is lower than the New Expense Limitation (0.65%). The Fund, however, had a total net expense ratio of 1.10% for the fiscal year ended December 31, 2020 (since the advisory fee accrual rate under the Current Agreement was the maximum fee rate of 1.05% for fiscal year 2020, rather than 0.39% for fiscal year 2019), which is higher than the New Expense Limitation (0.65%).

Fee and Expense Information

	Current Agreement (Fiscal Year Ended 12/31/19)	Current Agreement (Fiscal Year Ended 12/31/20)	Amended Agreement (pro forma)
Investment Advisory Fee	.39%	1.05%	.55%
Fund Expenses (other than Investment Advisory Fee)	.05% (contractual limitation)	.05% (contractual limitation)	.10% (after fee waivers and/or reimbursements)
Total Fund Expenses (Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement)	.44%	1.10%	.65% (contractual limitation)

Although the New Expense Limitation would likely result in higher non-advisory fee expenses for the Fund than those under the current expense limitation in place for the Fund, the Adviser believes that the change in the expense limitation is appropriate in light of the low current expense limitation (which, in the Adviser’s view, is unsustainable over the long term) and the relatively small increase (0.05%) that would occur under the New Expense Limitation. Furthermore, the net expense ratio of the Fund under the Amended Agreement and New Expense Limitation is lower than the net expense ratio median of 0.88% of average daily net assets of the Fund’s peer expense group as determined by Broadridge. If the Amended Agreement and New Expense Limitation had been in effect for the fiscal year ended December 31, 2020, the Fund would have had a total net expense ratio of 0.65% of average daily net assets for Advisor Class shares.

Fund expenses are further addressed under “Comparative Fee and Expense Information” and “Board Consideration of the Amended Agreement” in the Proxy Statement.

6.	Will the Fund’s investment objective and principal investment strategies change?

The Fund’s investment objective will remain the same, but the Fund’s principal investment strategies will change as noted in the following paragraph.

A number of changes to the Fund in addition to the fee and expense changes are described in the Proxy Statement, including changing (1) the Fund’s name to “AB Sustainable US Thematic Portfolio”; (2) the Fund’s principal investment strategies to clarify that the investment themes in accordance with which the Fund invests are generally sustainable investment themes that are broadly consistent with achieving the United Nations Sustainable Development Goals; and (3) the Fund’s fiscal year. The Fund will also begin to offer Class A and Class Z shares in addition to Advisor Class shares. These changes are contingent upon stockholder approval of the Proposal, except that the changes to the Fund’s principal investment strategies will occur irrespective of stockholder approval of the Proposal. If the Proposal is not approved, the Fund will be renamed “AB FlexFee Sustainable US Thematic Portfolio.”

7.	What is the recommendation of the Board on the Amended Agreement?

At a meeting held on May 3-5, 2021, the Board determined that the Amended Agreement is in the best interests of the Fund. In reaching this determination, the Directors reviewed and analyzed various factors it deemed relevant, including the factors discussed under “Board Consideration of the Amended Agreement” in the Proxy Statement. After careful consideration of the Proposal, the Board, including the independent Directors, approved the Proposal and recommend that you vote in favor of the Proposal. The reasons for the Board’s recommendation are discussed in more detail in the enclosed Proxy Statement.

8.	What happens if stockholders of the Fund do not approve the Amended Agreement?

If stockholders of the Fund do not approve the Amended Agreement, the Amended Agreement will not take effect, and the Fund will continue to pay investment advisory fees as specified in the Current Agreement and be subject to the current expense limitation.

Irrespective of whether stockholders approve the Amended Agreement, the Fund will not bear any expenses relating to the Special Meeting of Stockholders of the Fund (the “Meeting”), including the preparation, printing and mailing of the proxy materials, in light of the current expense limitation agreement, absent a substantial increase in Fund assets in the near future that would cause the current expense limitation to be inoperative and the Fund to be responsible for certain expenses relating to the Meeting.

9.	Who do I call if I have questions about the Meeting or the Amended Agreement?

If you have any questions about the Meeting or the Amended Agreement, please call AllianceBernstein Investor Services, Inc. toll-free at (800) 221-5672 from 9:00 a.m. to 5:00 p.m. Eastern time, Monday to Friday.

10.	How do I attend the virtual Meeting?

There is no physical location for the Meeting. The Meeting will be held at the following Meeting website: meetings.computershare.com/M9UFFW4. To participate in the Meeting, stockholders of the Fund must enter the control number from their proxy card.  Stockholders may vote during the Meeting by following the instructions available on the Meeting website during the Meeting.  We encourage you to access the meeting site prior to the start time to allow ample time to log into the Meeting webcast and test your computer system.  Accordingly, the Meeting site will first be accessible to stockholders beginning at approximately [9:00 a.m.], Eastern Time on August 5, 2021.  For questions relating to participation at the Meeting by remote communication, please call 888-916-1722.

The virtual meeting platform is fully supported across browsers (e.g., Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the Meeting. Stockholders should also give themselves plenty of time to log in and ensure that they can hear audio prior to the start of the Meeting.

•	Access to the Audio Webcast of the Meeting. The live audio webcast of the Meeting will begin promptly at 3:00 p.m., Eastern time on August 5, 2021. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Meeting to allow time for you to log in and test the computer audio system. We encourage stockholders to access the Meeting prior to the start time.
•	Beneficial Owners. If shares are held through an intermediary, such as a bank or broker, stockholders must register in advance to attend the Meeting. To register, stockholders must submit proof of their proxy power (legal proxy) reflecting their Fund holdings along with their name and email address to Computershare Fund Services. Stockholders may forward an email from their intermediary or attach an image of their legal proxy to shareholdermeetings@computershare.com. Requests for registration must be received no later than 9:00 a.m., Eastern Time, on August __, 2021. Stockholders will receive a confirmation email from Computershare Fund Services of the stockholder’s registration and a control number that will allow the stockholder to vote at the Meeting.

v

PROXY STATEMENT

AB CAP FUND, INC.

–AB FlexFeeTM US Thematic Portfolio

_______

SPECIAL MEETING OF STOCKHOLDERS

AUGUST 5, 2021

_______

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board” or “Directors”) of AB Cap Fund, Inc., a Maryland corporation (the “Company”), to be voted on a proposal affecting the AB FlexFee US Thematic Portfolio (the “Fund”), a series of the Company, at a Special Meeting of Stockholders and at any postponements or adjournments thereof (the “Meeting”).

The Fund is sending you this Proxy Statement to ask you to consider and vote on:

•	a proposal (“Proposal”) to approve an amendment to the investment advisory agreement between AllianceBernstein L.P., the Fund’s investment adviser (the “Adviser”), and the Company with respect to the Fund to implement an advisory fee with breakpoints at specific asset levels (based on the Fund’s average daily net assets) and eliminate the current performance-based advisory fee.

In light of the ongoing public health concerns regarding the COVID-19 pandemic, the Meeting will be held in a virtual meeting format on August 5, 2021 at 3:00 p.m., Eastern time. The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card are being mailed or otherwise distributed to stockholders of the Fund on or about June __, 2021.

Any stockholder who owned shares of a Fund at the close of business on June 2, 2021 (the “Record Date”) is entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. Each share is entitled to one vote (and a proportionate fractional vote for each fractional share). If the accompanying proxy card is properly executed and returned in time to be voted at the Meeting, the shares represented by the proxy will be voted in accordance with the instructions marked by the stockholder. Executed proxies that are timely received but not clearly marked will be voted FOR the Proposal.

TABLE OF CONTENTS

PROPOSAL: APPROVAL OF AMENDMENT TO THE INVESTMENT ADVISORY AGREEMENT	1

The Adviser	2

Description of the Current Agreement and the Amended Agreement	3

Comparative Fee and Expense Information	6

Board Consideration of the Amended Agreement	9

VOTING INFORMATION	14

Solicitation of Voting Instructions	15

ADDITIONAL INFORMATION	15

Other Service Agreements	15

Officers of the Company	16

Brokerage and Research Services	18

Payment of Proxy and Other Expenses Related to the Proposal	18

INFORMATION REGARDING THE FUND	19

Shares Outstanding	19

Ownership of Shares	19

Submission of Proposals for Next Meeting of Stockholders	20

Reports to Stockholders	20

Householding	20

APPENDIX A: FORM OF AMENDED AGREEMENT	A-1

PROPOSAL: APPROVAL OF AMENDMENT TO THE

INVESTMENT ADVISORY AGREEMENT

At the Meeting, stockholders of the Fund will be asked to approve an amendment to the Fund’s investment advisory agreement. A general description of the current investment advisory agreement (“Current Agreement”) is included below. The Current Agreement, as amended, is referred to as the “Amended Agreement” and is identical in all material respects to the Current Agreement, except that it reflects (i) the implementation of an advisory fee with breakpoints at specific asset levels (based on the Fund’s average daily net assets) and elimination of the performance-based advisory fee and (ii) a change in the name of the Fund from “AB FlexFeeTM US Thematic Portfolio” to “AB Sustainable US Thematic Portfolio.” The form of Amended Agreement is included as Appendix A to this Proxy Statement. Information about the Adviser is set forth below in the section entitled “The Adviser”.

At a meeting of the Board held on May 3-5, 2021 (the “Board Meeting”), the Adviser presented its recommendation that the Board consider and approve the Amended Agreement, which implements an advisory fee with breakpoints at specific asset levels (based on the Fund’s average daily net assets) and eliminates the current performance-based advisory fee. Under the Current Agreement, for its services, the Adviser receives an investment advisory fee, which consists of a mid-point or “fulcrum” fee rate of 0.55% of the Fund’s average daily net assets (the “Mid-Point Fee”) and a performance-related adjustment to such rate (together with the Mid-Point Fee, the “Management Fee”). The Fund’s Management Fee increases or decreases up to 0.50% (50 basis points) from the Mid-Point Fee, resulting in a maximum Management Fee rate of 1.05% and a minimum Management Fee rate of 0.05%. A positive performance adjustment is earned when the Fund’s performance exceeds that of the S&P 500 Index (the “Index”) plus 1.40%. A negative performance adjustment is made when the Fund’s performance is less than that of the Index plus 1.40%. The current Management Fee is described in more detail below.

The Adviser concluded that a more conventional asset-based advisory fee would better position the Fund to compete for market share, noting its view that the performance-based fee structure has limited investor demand and asset growth for the Fund. The Adviser has proposed to simplify the advisory fee by replacing the current performance-based fee structure with an advisory fee with breakpoints at specific asset levels (based on the Fund’s average daily net assets). Under the Amended Agreement (a copy of which, as proposed to be amended, is annexed hereto as Appendix A), the Fund would pay to the Adviser a fee for investment advisory services at the annual rate of 0.55% of the Fund’s average daily net assets up to $2.5 billion, 0.50% of average daily net assets in excess of $2.5 billion up to $5 billion, and 0.45% of average daily net assets in excess of $5 billion.

The Board approved the Amended Agreement at the Board Meeting and recommended that stockholders vote to approve the Amended Agreement at the Meeting. The material factors that the Board considered in approving the Amended Agreement are set forth below under “Board Consideration of the Amended Agreement.” Stockholder approval of the Amended Agreement is required under applicable law because under the proposed advisory fee structure, the Fund would be subject to a higher investment advisory fee under certain circumstances. Accordingly, the Board recommended approval of the Amended Agreement by stockholders.

As discussed further below, if the Amended Agreement is approved by stockholders, the full implementation of the new advisory fee arrangement for the Fund is expected to occur on January 1, 2022, with an interim fee as described below in effect from August 23, 2021 (or such later date approximately two to four weeks after the date on which stockholder approval is obtained) (the “Effective Date”) through December 31, 2021. The Fund will pay advisory fees in accordance with the terms of the Current Agreement for the current Performance Period (as defined below) from January 1, 2021 through the Effective Date. For the period between the Effective Date and December 31, 2021 (the expiration date of the current period over which performance is being measured under the Current Agreement), the Fund will pay (if the Proposal is approved by stockholders) the lesser of the following: (1) the fee payable under the Current Agreement (as such fee may be reduced by the Current Assets Waiver (as defined below)); or (2) the fee payable under the Amended Agreement (the “Interim Fee Arrangement”). The Interim Fee Arrangement will be implemented through a contractual fee waiver by the Adviser. Commencing January 1, 2022, the Fund will pay the fee payable under the Amended Agreement. The new expense limitation for the Fund, under which the Adviser has contractually agreed to waive fees and/or to bear expenses of the Fund through at least October 31, 2022, to the extent necessary to prevent total Fund expenses (excluding certain expenses) on an annualized basis from exceeding 0.65% of the Fund’s average daily net assets, will take effect on the Effective Date. (In the event that the Fund pays the Management Fee under the Current Agreement from the Effective Date through December 31, 2021 pursuant to the Interim Fee Arrangement, the new expense limitation will operate to limit the Fund’s non-investment advisory fee expenses (excluding certain expenses) to 0.10% of the Fund’s average daily net assets.)

The Adviser

The Adviser is a Delaware limited partnership with principal offices at 1345 Avenue of the Americas, New York, New York 10105. The Adviser is a leading global investment adviser supervising client accounts with assets as of March 31, 2021 totaling approximately $697 billion (of which over $138 billion represented assets of registered investment companies sponsored by the Adviser). As of March 31, 2021, the Adviser managed retirement assets for many of the largest public and private employee benefit plans (including 18 of the nation’s FORTUNE 100 companies), for public employee retirement funds in 28 of the 50 states, for investment companies, and for foundations, endowments, banks and insurance companies worldwide. The 27 registered investment companies managed by the Adviser, comprising approximately 91 separate investment portfolios, had as of March 31, 2021 approximately 2.7 million retail accounts.

As of March 31, 2021, the direct ownership structure of the Adviser, expressed as a percentage of general and limited partnership interests, was as follows:

Equitable Holdings and its subsidiaries	62.8%
AllianceBernstein Holding L.P.	36.5%
Unaffiliated holders	0.7%
100.0%

Equitable Holdings, Inc. (formerly named AXA Equitable Holdings, Inc.) (“EQH”) is a leading financial services company in the U.S. and consists of two well-established principal franchises, Equitable Financial Life Insurance Company and AllianceBernstein.

As of March 31, 2021, EQH owned approximately 4.0% of the issued and outstanding units representing assignments of beneficial ownership of limited partnership interests in AllianceBernstein Holding LP, a company traded on the New York Stock Exchange (“AB Holding”). AllianceBernstein Corporation, an indirect wholly-owned subsidiary of EQH (“GP”) is the general partner of both AB Holding and the Adviser. The GP owns 100,000 general partnership units in AB Holding and a 1% general partnership interest in the Adviser.

Including both the general partnership and limited partnership interests in AB Holding and the Adviser, EQH and its subsidiaries have an approximate 64.3% economic interest in the Adviser as of March 31, 2021.

The names and principal occupations of the Adviser’s chief executive officer and directors are set forth below. Unless otherwise indicated, the business address of each person listed below is 1345 Avenue of the Americas, New York, NY 10105.

NAME	PRINCIPAL OCCUPATION
Seth Bernstein	President and Chief Executive Officer of the Adviser and Director of the General Partner of the Adviser.

Paul Audet	Founding and Managing Member of Symmetrical Ventures, LLC, a venture capital firm specializing in growth capital investments in the technology sector.

Ramon de Oliveira	Chair of the Board of the General Partner of the Adviser and Chairman of the Board of EQH.

Nella Domenici	Director of the General Partner of the Adviser and Chief Financial Officer of Dataminr, Inc.
Jeff Hurd	Director of the General Partner of the Adviser and Chief Operating Officer of EQH.

Daniel Kaye	Director of the General Partner of the Adviser.

Nick Lane	Director of the General Partner of the Adviser and President of Equitable Financial Life Insurance Company (“EFL”).

Kristi Matus	Director of the General Partner of the Adviser and Chief Financial Officer and Chief Operating Officer of The Buckle, Inc.

Das Narayandas	Director of the General Partner of the Adviser. Edsel Bryant Ford Professor of Business Administration at Harvard Business School.

Mark Pearson	Director of the General Partner of the Adviser. Director, Chief Executive Officer and President of EQH. Chairman and Chief Executive Officer of EFL.

Bert Scott	Director of the General Partner of the Adviser.

Charles Stonehill	Director of the General Partner of the Adviser.

Description of the Current Agreement and the Amended Agreement

Under the Current Agreement, the Adviser provides investment advisory services to the Fund. The Fund pays the Adviser for these services.

Amendment to the Management Fee

Under the Current Agreement, the Fund pays to the Adviser a Management Fee, consisting of the Mid-Point Fee and a performance adjustment.

Mid-Point Fee. The Mid-Point Fee is calculated and accrued daily, at an annualized rate of 0.55% of the Fund’s average daily net assets.

Performance Adjustment. The Management Fee is increased or decreased from the Mid-Point Fee by a performance adjustment (“Performance Adjustment”) that depends on whether, and to what extent, the investment performance of the Advisor Class shares of the Fund (“Measuring Class”) exceeds, or is exceeded by, the performance of the Index plus 1.40% (“Index Hurdle”) over the “Performance Period.” The Performance Period was initially from the Fund’s inception date (June 28, 2017) to December 31, 2018 and thereafter is each 12-month period beginning on the first day in the month of January through December 31 of the same year.

The Performance Adjustment is calculated and accrued daily, according to a schedule that adds or subtracts 0.357 basis points (0.00357%) of the Fund’s average daily net assets for each 0.01% (1 basis point) of absolute performance by which the performance of the Measuring Class exceeds or lags the Index Hurdle for the period from the beginning of the Performance Period through the current business day.

The Current Agreement provides that the maximum Performance Adjustment (positive or negative) will not exceed an annualized rate of +/- 0.50% (50 basis points) of the Fund’s average daily net assets (“Maximum Performance Adjustment”), which results in a minimum total fee rate of 0.05% and a maximum total fee rate of 1.05%. Such fee rates occur for a Performance Period when the performance of the Measuring Class exceeds, or is exceeded by, the Index Hurdle by 1.40% (140 basis points) for the Performance Period.

Under the Current Agreement, the Fund pays the Adviser on a monthly basis the minimum fee rate of 0.05% on an annualized basis (Mid-Point Fee minus the Maximum Performance Adjustment) applied to the average daily net assets for the month. At the end of the Performance Period, the Fund pays to the Adviser the total Management Fee, less the amount of any minimum fees paid during the Performance Period. For the fiscal year ended December 31, 2020, the accrual rate for the Management Fee was 1.05%. As of May 31, 2021, the accrual rate for the Management Fee was __%.

Management Fee Waiver. Separately, in connection with the Current Agreement, the Adviser has agreed to waive the management fee by limiting the Fund’s accrual of the Management Fee (Mid-Point Fee plus Performance Adjustment) on any day to the amount corresponding to the maximum fee rate multiplied by the Fund’s current net assets if such amount is less than the amount that would have been accrued based on the Fund’s average daily net assets for the Performance Period (the “Current Assets Waiver”). The Current Assets Waiver is primarily intended to limit the Management Fee paid by stockholders when Fund assets have decreased but Fund performance is strong.

Under the Amended Agreement, the Fund would pay to the Adviser a fee for investment advisory services at an annual rate based on the Fund’s average daily net assets as indicated in the following table:

Amended Agreement -- Management Fee Breakpoint Table

Management Fee	Portion of Net Assets
0.55%	Up to $2.5 billion
0.50%	In excess of $2.5 billion up to $5 billion
0.45%	In excess of $5 billion

The breakpoints under the Amended Agreement provide for a reduction of the advisory fee as assets increase, which is intended to help ensure that stockholders share in economies of scale.

Other Terms of the Current Agreement and Amended Agreement

Apart from the management fee and the effective date and term, the terms of the Amended Agreement are identical to those of the Current Agreement, which are described below.

Under the Current Agreement, in addition to advising the Fund in respect of investing and reinvesting the Fund’s assets and providing certain other management services, the Adviser is responsible for providing persons satisfactory to the Board to serve as the Fund’s officers. Such officers or employees may be employees of the Adviser or its affiliates. Under the Current Agreement, the Adviser is responsible for certain other services at its own expense, including, for example, providing certain office facilities and the compensation of directors, officers and employees of the Fund who devote part of their time to the affairs of the Adviser and its affiliates.

The Fund assumes under the Current Agreement the obligation for payment of all of its other expenses. As to the obtaining of services other than those specifically provided to the Fund by the Adviser, the Fund may employ its own personnel. The Current Agreement provides for reimbursement to the Adviser of the costs of certain non-advisory services provided to the Fund. These reimbursable costs currently include the costs of the Adviser’s personnel performing certain administrative services for the Fund, including clerical, accounting, legal and other services (“administrative services”), and associated overhead costs, such as office space, supplies and information technology. The administrative services are provided to the Fund on a fully-costed basis and as such the reimbursement of the costs of these services includes each person’s total compensation and a factor reflecting the Adviser’s total cost relating to that person, including all related overhead expenses. The reimbursement of these costs to the Adviser is specifically approved by the Board on a quarterly basis. For the fiscal years ended December 31, 2020 and December 31, 2019, the Fund paid the Adviser a total of $0 for these services for each fiscal year (net of $69,937 and $74,134 waived by the Adviser in the fiscal years ended December 31, 2020 and December 31, 2019, respectively).

The Current Agreement provides that it is initially effective for a period of one year and thereafter from year to year provided that its continuance is specifically approved at least annually by a vote of a majority of the Fund’s outstanding voting securities or by the Board, and in either case, by a majority of the Directors who are not parties to the Current Agreement or “interested persons” of any such party at a meeting called for the purpose of voting on such matter.

The Current Agreement, which is dated November 13, 2019, was last approved by stockholders of the Fund on October 11, 2018, in connection with the approval of a new advisory agreement for the Fund required as a result of certain anticipated changes to the indirect ownership of the Adviser, which may be deemed to have resulted in a change of control of the Adviser.

The Board most recently approved the continuance of the Current Agreement for an additional annual term or, if earlier, until the Effective Date at the Board Meeting.

A material amendment to the Current Agreement must be approved by vote of a majority of the outstanding voting securities of the Fund and by vote of a majority of the Directors who are not interested persons of the Fund or the Adviser. The Current Agreement may be terminated without penalty on 60 days’ written notice at the option of either party, by vote of a majority of the outstanding voting securities of the Fund, by a vote of a majority of the Directors or by the Adviser and will automatically terminate in the event of its assignment.

The Current Agreement provides that the Adviser shall not be liable for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing in the Current Agreement shall be deemed to protect the Adviser against any liability to the Fund or its stockholders to which the Adviser would otherwise be subject by reason of its reckless disregard of its obligations and duties under the Current Agreement.

Other Matters Relating to the Current Agreement

The Fund accrued $1,314,818 and $339,724 in advisory fees during the fiscal years ended December 31, 2020 and December 31, 2019, respectively (without fee waivers), but the Fund paid the Adviser advisory fees of $1,095,068 and $58,385, respectively (net of fee waivers and reimbursements). If the Amended Agreement had been in effect for the fiscal year ended December 31, 2020, the Fund would have accrued $688,691 in advisory fees, which is 47.6% less than the advisory fees accrued during such fiscal year (without fee waivers) under the Current Agreement. If the Amended Agreement had been in effect for the fiscal year ended December 31, 2019, the Fund would have accrued $479,965 in advisory fees, which is 41.3% more than the advisory fees accrued during such fiscal year (without fee waivers) under the Current Agreement.

Comparative Fee and Expense Information

The tables and Examples below are provided to assist stockholders in understanding and comparing the fees and expenses of buying and holding shares of the Fund with the Current Agreement in effect, on the one hand, and the Amended Agreement, on the other. The information for the Current Agreement is based on the Fund’s expenses for the fiscal years ended December 31, 2019 and December 31, 2020, while the information for the Amended Agreement is estimated for the current fiscal year.

With respect to the Amended Agreement, information is provided for Advisor Class shares (the only class of shares currently outstanding).

Stockholder Fees (fees paid directly from your investment)

Current Agreement:

None

Amended Agreement:

None

Annual Fund Operating Expenses (Unaudited)

(expenses that you pay each year as a percentage of the value of your investment)

Current Agreement:

	Advisor Class (Fiscal Year Ended 12/31/19)	Advisor Class (Fiscal Year Ended 12/31/20)
Management Fees(a)	.39%	1.05%
Distribution and/or Service (12b-1) Fees	None	None
Other Expenses:
Transfer Agent	.06%	.05%
Other Expenses	.39%	.22%
Total Other Expenses	.45%	.27%
Acquired Fund Fees and Expenses	.01%	.01%
Total Annual Fund Operating Expenses	.85%	1.33%
Fee Waiver and/or Expense Reimbursement(b)	(.41)%	(.23)%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	.44%	1.10%

(a)       The Management Fee paid to the Adviser consists of a Mid-Point Fee at an annualized rate of 0.55% of the Fund’s average daily net assets and a positive or negative performance adjustment of up to an annualized rate of 0.50% based upon the Fund’s performance relative to the S&P 500 Index, resulting in a minimum total fee of 0.05% and a maximum total fee of 1.05%. The Management Fee in the table represents the fee rate paid or accrued by the Fund (prior to fee waivers) for the period over which the performance adjustment was determined.

(b)       Under the Fund’s current fee arrangements, the Adviser has contractually agreed to waive fees and/or to bear expenses of the Fund until April 30, 2022 to the extent necessary to prevent Total Other Expenses (excluding acquired fund fees and expenses other than the advisory fees of any AB Mutual Funds in which the Fund may invest, interest expense, taxes, extraordinary expenses, and brokerage commissions and other transaction costs), on an annualized basis, from exceeding 0.05% of average daily net assets (“expense limitation”). Any fees waived and expenses borne by the Adviser through December 31, 2018 under the expense limitation in effect prior to that date may be reimbursed by the Fund until the end of the third fiscal year after the fiscal period in which the fee was waived or the expense was borne, provided that no reimbursement payment will be made that would cause the Fund’s Total Other Expenses to exceed the expense limitation. In connection with the Fund’s investments in AB Government Money Market Portfolio (the “Money Market Portfolio”) (except for the investment of any cash collateral from securities lending), the Adviser has contractually agreed to waive its management fee from the Fund and/or reimburse other expenses of the Fund in an amount equal to the Fund’s pro rata share of the Money Market Portfolio’s effective management fee, as included in “Acquired Fund Fees and Expenses.” The expense limitation and waiver agreement will remain in effect until April 30, 2022 (or, in the case of the expense limitation, until the Effective Date, if earlier than April 30, 2022) and may only be terminated or changed with the consent of the Fund’s Board of Directors. In addition, the expense limitation and waiver agreement will be automatically extended for one-year terms unless the Adviser provides notice of termination to the Fund at least 60 days prior to the end of the period.

Management Fee Waiver

Under the Current Assets Waiver, the Adviser has agreed to waive the Management Fee by limiting the Fund’s accrual of the Management Fee (Mid-Point Fee plus Performance Adjustment) on any day to the amount corresponding to the maximum fee rate multiplied by the Fund’s current net assets if such amount is less than the amount that would have been accrued based on the Fund’s average daily net assets for the Performance Period. This fee waiver is primarily intended to limit the Management Fee paid by stockholders when Fund assets have decreased but Fund performance is strong.

Amended Agreement (pro forma):

Advisor Class
Management Fees	.55%
Distribution and/or Service (12b-1) Fees	None
Other Expenses:
Transfer Agent	.05%
Other Expenses	.39%
Total Other Expenses(a)	.44%
Acquired Fund Fees and Expenses	.01%
Total Annual Fund Operating Expenses	1.00%
Fee Waiver and/or Expense Reimbursement(b)	(.35)%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement	.65%

(a)	Total Other Expenses are estimated for the current fiscal year.
(b)	The Adviser has contractually agreed to waive its management fees and/or to bear expenses of the Fund until October 31, 2022 to the extent necessary to prevent total Fund operating expenses (excluding acquired fund fees and expenses other than the advisory fees of any AB Mutual Funds in which the Fund may invest, interest expense, taxes, extraordinary expenses, and brokerage commissions and other transaction costs), on an annualized basis, from exceeding .65% of average daily net assets for Advisor Class shares (“expense limitation”). The expense limitation will remain in effect until October 31, 2022 and will continue thereafter from year to year unless the Adviser provides notice of termination to the Fund at least 60 days prior to the end of the period. In connection with the Fund’s investments in AB Government Money Market Portfolio (the “Money Market Portfolio”) (except for the investment of any cash collateral from securities lending), the Adviser has contractually agreed to waive its management fee from the Fund and/or reimburse other expenses of the Fund in an amount equal to the Fund’s pro rata share of the Money Market Portfolio’s effective management fee, as included in “Acquired Fund Fees and Expenses”. In the event that the Fund pays the Management Fee under the Current Agreement from the Effective Date through December 31, 2021 pursuant to the Interim Fee Arrangement, such expense limitation will operate to limit the Fund’s non-investment advisory fee expenses (excluding certain expenses) to 0.10% of the Fund’s average daily net assets.

Examples (Unaudited)

The Examples are intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The Examples assume that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your Fund shares at the end of those periods. The Examples also assume that your investment has a 5% return each year, that the Fund’s operating expenses stay the same, and that any expense limitation or fee waiver is in effect for the first year. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Current Agreement:

	Advisor Class (Fiscal Year Ended 12/31/19)	Advisor Class (Fiscal Year Ended 12/31/20)
After 1 Year	$45	$112
After 3 Years	$230	$399
After 5 Years	$431	$707
After 10 Years	$1,011	$1,581

Amended Agreement (pro forma):

Advisor Class
After 1 Year	$66
After 3 Years	$253
After 5 Years	$456
After 10 Years	$1,041

Board Consideration of the Amended Agreement

At the Board Meeting, the Adviser presented its recommendation that the Board of the Company consider and approve the Amended Agreement with respect to the Fund to implement a management fee with breakpoints at specific asset levels (based on the Fund’s average daily net assets) and eliminate the current performance-based Management Fee. The Adviser cited the following reasons for its recommendation:

•	The methodology used to calculate the performance-based fee is complex, preventing the Fund from being more competitive in the mutual fund marketplace because it is more difficult to educate investors and their financial intermediaries about investing in complex rather than more conventional products.
•	The performance-based fee structure creates uncertainty for investors and their financial intermediaries in reasonably predicting Fund expenses, due to significant fluctuations in Management Fees and total expense ratios that can result from fund performance fluctuations. (Fluctuations in the Fund’s Management Fee rate can be much larger than is typical for other mutual funds with performance-based fees.) This has been a particular issue in the retirement plan context, where uncertainty about the amount of future fees has been a concern.
•	The new management fee would be a more straightforward and conventional asset-based fee and the Fund’s fee rate would be below the median paid by competitor funds.
•	A conventional asset-based fee structure may increase investor demand and attract significant assets for the Fund, making it easier for the Fund to achieve economies of scale. The Adviser also observed that the Fund’s current performance-based management fee structure is not in line with those of peer funds, noting that few other firms had made a substantial effort to launch similar performance-based fee funds since the inception of the Fund in 2017.

At the recommendation of the Adviser, the Board, including a majority of the Directors who are not interested persons of the Company (the “Independent Directors”) as defined in the Investment Company Act of 1940, as amended (“1940 Act”), approved the Amended Agreement between the Company, on behalf of the Fund, and the Adviser, for an initial one-year period, at the Board Meeting. The Board, including the Independent Directors, recommends approval of the Amended Agreement by stockholders.

At the Board Meeting, the Board also approved, upon the recommendation of the Adviser, (i) changing the Fund’s name to “AB Sustainable US Thematic Portfolio”; (ii) changing the Fund’s principal investment strategies to clarify that the investment themes in accordance with which the Fund invests are generally sustainable investment themes that are broadly consistent with achieving the United Nations Sustainable Development Goals and include the advancement of climate, health and empowerment; (iii) changing the Fund’s fiscal year end from December 31 to June 30, to be consistent with many of the equity mutual funds advised by the Adviser with conventional asset-based advisory fees, necessitating a “stub period” audit at a cost to the Fund estimated at $25,585; and (iv) changing the Fund’s current expense limitation undertaking to provide that the Adviser will waive fees and/or reimburse expenses of the Fund through at least October 31, 2022 to the extent necessary to prevent the expenses of Advisor Class shares of the Fund (excluding certain expenses), on an annualized basis, from exceeding 0.65% of average daily net assets (with corresponding limitations on other classes of shares the Fund may offer in the future), which is equivalent to an expense limitation on Fund expenses (excluding certain expenses) other than investment advisory fees of 0.10% of the Fund’s average daily net assets, as compared to the Fund’s current limitation on such other expenses of 0.05%. Implementation of the foregoing changes is contingent upon stockholder approval of the Proposal and will take effect on the Effective Date, except that the changes to the Fund’s principal investment strategies will occur irrespective of stockholder approval of the Proposal. In the event that the Fund pays the investment advisory fee under the Current Agreement from the Effective Date through December 31, 2021 pursuant to the Interim Fee Arrangement, the Adviser will waive fees and/or reimburse expenses for such period to the extent necessary to limit Fund expenses (excluding certain expenses) other than investment advisory fee expenses to 0.10% of the Fund’s average daily net assets. If the Proposal is not approved by stockholders, the Fund will be renamed AB FlexFee Sustainable US Thematic Portfolio. The Directors also noted the Adviser’s intent, in connection with these changes, that the Fund commence offering Class A and Class Z shares in addition to Advisor Class shares.

The Directors also considered that the Adviser has committed to bear the expenses of the Meeting, other than expenses of counsel to the Directors of the Fund who are not “interested persons”, and that the Fund is unlikely (absent a substantial increase in its net assets prior to the Effective Date) to bear any expenses relating to the above-referenced changes in light of the applicable expense limitation agreement. Expenses relating to the changes include expenses relating to the Meeting called to approve the Amended Agreement and the preparation, printing and mailing of the proxy materials and of all related solicitations.

Prior to their approval of the Amended Agreement, the Directors had requested from the Adviser, and received and evaluated, extensive materials. They reviewed the proposed Amended Agreement with the Adviser and with experienced counsel who are independent of the Adviser, who advised on the relevant legal standards. The Directors also reviewed additional materials, including comparative analytical data prepared by the Senior Analyst for the Fund. The Directors also discussed the proposed approvals in private sessions with counsel.

The Directors considered the fact that the Amended Agreement would have terms and conditions identical to those of the Current Agreement, except for (i) the absence of the performance-based advisory fee and adoption of a more conventional advisory fee, which would consist of an advisory fee with breakpoints at specific asset levels (based on the Fund’s average daily net assets) under the Amended Agreement; (ii) the effective date and term; and (iii) the change in the name of the Fund.

The Directors considered their knowledge of the nature and quality of the services provided by the Adviser to the Fund gained from their experience as directors or trustees of most of the registered investment companies advised by the Adviser, their overall confidence in the Adviser’s integrity and competence they have gained from that experience, the Adviser’s initiative in identifying and raising potential issues with the Directors, and its responsiveness, frankness and attention to concerns raised by the Directors in the past, including the Adviser’s willingness to consider and implement organizational and operational changes designed to improve investment results and the services provided to the AB Funds. The Directors noted that they have four regular meetings each year, at each of which they review extensive materials and information from the Adviser, including information on the investment performance of the Fund and the money market fund advised by the Adviser in which the Fund invests a portion of its assets.

The Directors also considered all factors they believed relevant, including the specific matters discussed below. During the course of their deliberations, the Directors evaluated, among other things, the reasonableness of the proposed management fees. The Directors did not identify any particular information that was all-important or controlling, and different Directors may have attributed different weights to the various factors. The Directors determined that the selection of the Adviser to manage the Fund, and the overall arrangements between the Fund and the Adviser, as provided in the Amended Agreement, were fair and reasonable in light of the services performed, expenses incurred and such other matters as the Directors considered relevant in the exercise of their business judgment. The material factors and conclusions that formed the basis for the Directors’ determinations included the following:

Nature, Extent and Quality of Services Provided

The Directors considered the scope and quality of services to be provided by the Adviser under the Amended Agreement, including the quality of the investment research capabilities of the Adviser and the other resources it has dedicated to performing services for the Fund. The Directors noted that the Adviser from time to time reviews the Fund’s investment strategies and from time to time proposes changes intended to improve the Fund’s relative or absolute performance for the Directors’ consideration. They also noted the professional experience and qualifications of the Fund’s portfolio management team and other senior personnel of the Adviser. The Directors also considered that the Amended Agreement, similar to the Current Agreement, provides that the Fund will reimburse the Adviser for the cost to it of providing certain clerical, accounting, administrative and other services to the Fund by employees of the Adviser or its affiliates. Requests for these reimbursements are made on a quarterly basis and subject to approval by the Directors. The Adviser had not requested any reimbursements from the Fund in 2021 through the date of the Board Meeting and in the fiscal years ended December 31, 2020 and December 31, 2019 in light of the expense limitations agreement in place for the Fund. The quality of administrative and other services, including the Adviser’s role in coordinating the activities of the Fund’s other service providers, also was considered. The Directors concluded that, overall, they were satisfied with the nature, extent and quality of services to be provided to the Fund under the Amended Agreement.

Costs of Services to be Provided and Profitability

The Directors reviewed a schedule of the revenues and expenses and related notes indicating the profitability of the Fund to the Adviser for calendar years 2019 and 2020 that had been prepared with an expense allocation methodology arrived at in consultation with an independent consultant at the request of the Directors. The Directors noted the assumptions and methods of allocation used by the Adviser in preparing fund-specific profitability data and understood that there are a number of potentially acceptable allocation methodologies for information of this type. The Directors noted that the profitability information reflected all revenues and expenses of the Adviser’s relationship with the Fund, including those relating to its subsidiaries that provide transfer agency services to the Fund. The Directors recognized that it is difficult to make comparisons of the profitability of the Current Agreement with the profitability of fund advisory contracts for unaffiliated funds because comparative information is not generally publicly available and is affected by numerous factors. The Directors focused on the profitability of the Adviser’s relationship with the Fund before taxes and distribution expenses. The Directors noted that the Fund was not profitable to the Adviser in 2019 and concluded that the Adviser’s level of profitability from its relationship with the Fund in 2020 was not unreasonable. The Directors noted that, due to the performance fee component of the advisory fee under the Current Agreement, profitability would tend to be higher with better performance, and lower with poorer performance, in each case relative to the Fund’s benchmark index, which they considered to create an appropriate alignment of incentives. The Directors noted that, due to the elimination of the performance fee, profitability in respect of periods after the effective date of the Amended Agreement (if it becomes effective) would no longer be directly affected by investment performance relative to the Fund’s benchmark index.

The Adviser agreed to provide the Directors with profitability information in connection with future proposed continuances of the Amended Agreement and the Directors recognized that such information for 2021 and subsequent years would differ from that reviewed previously as a result of the elimination of the performance fee.

Fall-Out Benefits

The Directors considered the other benefits to the Adviser and its affiliates from their relationships with the Fund, and the money market fund advised by the Adviser in which the Fund invests, including, but not limited to, benefits relating to 12b-1 fees and sales charges to be received by the Fund’s principal underwriter (which is a wholly owned subsidiary of the Adviser) in respect of Class A shares to be offered with the implementation of the Amended Agreement; and transfer agency fees paid by the Fund to a wholly owned subsidiary of the Adviser. The Directors recognized that the Fund’s recent profitability to the Adviser would be somewhat lower without these benefits. The Directors understood that the Adviser also might derive reputational and other benefits from its association with the Fund.

Investment Results

In addition to the information reviewed by the Directors in connection with the Board Meeting, the Directors receive detailed performance information for the Fund at each regular Board meeting during the year.

At the Board Meeting, the Directors reviewed performance information for the Fund’s operations prepared by Broadridge Financial Solutions Inc. (“Broadridge”), an independent service provider, showing the performance of the Advisor Class shares of the Fund against a group of similar funds (“peer group”) and a larger group of similar funds (“peer universe”), each selected by Broadridge, and information prepared by the Adviser showing performance of the Advisor Class shares against a broad-based securities market index, in each case for the 1- and 3-year periods ended February 28, 2021 and (in the case of comparisons with the broad-based securities market index) for the period from inception. Based on their review, the Directors concluded that the Fund’s investment performance was acceptable. In connection with their consideration of the Amended Agreement, the Directors noted that, because a fund’s advisory fee rate affects investment performance, the Fund’s performance would have likely been different (either positively or negatively) had the fee schedule in the Amended Agreement been in effect during such periods.

Management Fees and Other Expenses

The Directors considered the current Management Fee rate payable by the Fund to the Adviser under the Current Agreement and the proposed management fee rate payable by the Fund to the Adviser under the Amended Agreement, and information prepared by Broadridge concerning advisory fee rates payable by other funds in the same category as the Fund. The Directors recognized that it is difficult to make comparisons of management fees because there are variations in the services that are included in the fees payable by other funds. The Directors considered the Fund’s contractual effective Management Fee rate under the Current Agreement against a peer group median. The Directors also compared the Fund’s proposed contractual effective management fee rate under the Amended Agreement with a peer group median. The information reviewed by the Directors showed that the proposed contractual management fee rate under the Amended Agreement was lower than the peer group median.

The Directors also considered the Adviser’s fee schedule for other clients utilizing investment strategies similar to those of the Fund. For this purpose, they reviewed the relevant advisory fee information from the Adviser’s Form ADV and in a report from the Fund’s Senior Analyst and noted the differences between the Fund’s fee schedule under the Current Agreement and the Amended Agreement, on the one hand, and the Adviser’s institutional fee schedule and the schedule of fees charged by the Adviser to any offshore funds and for services to any sub-advised funds utilizing investment strategies similar to those of the Fund, on the other. The Directors noted that the Adviser may, in some cases, agree to fee rates with large institutional clients that are lower than those reviewed by the Directors and that they had previously discussed with the Adviser its policies in respect of such arrangements.

The Adviser reviewed with the Directors the significantly greater scope of the services it provides to the Fund relative to institutional, offshore fund and sub-advised fund clients. In this regard, the Adviser noted, among other things, that, compared to institutional and offshore or sub-advisory accounts, the Fund (i) demands considerably more portfolio management, research and trading resources due to significantly higher daily cash flows; (ii) has more tax and regulatory restrictions and compliance obligations; (iii) must prepare and file or distribute regulatory and other communications about fund operations; and (iv) must provide shareholder servicing to retail investors. The Adviser also reviewed the greater legal risks presented by the large and changing population of Fund stockholders who may assert claims against the Adviser in individual or class actions, and the greater entrepreneurial risk in offering new fund products, which require substantial investment to launch, may not succeed, and generally must be priced to compete with larger, more established funds resulting in lack of profitability to the Adviser until a new fund achieves scale. In light of the substantial differences in services rendered by the Adviser to institutional, offshore fund and sub-advised fund clients as compared to the Fund, and the different risk profile, the Directors considered these fee comparisons inapt and did not place significant weight on them in their deliberations.

The Directors noted that the Fund may invest in shares of exchange-traded funds (“ETFs”), subject to the restrictions and limitations of the 1940 Act as these may be varied as a result of exemptive orders issued, and rules adopted, by the SEC. The Directors also noted that ETFs pay advisory fees pursuant to their advisory contracts. The Directors concluded, based on the Adviser’s explanation of how it uses ETFs when they are the most cost-effective way to obtain desired exposures, in some cases pending purchases of underlying securities, that the management fee for the Fund would be for services that are in addition to, rather than duplicative of, the services provided under the advisory contracts of the ETFs.

In connection with their review of the Fund’s operations under the current performance-based management fee structure, the Directors also considered the total expense ratio of the Advisor Class shares of the Fund in comparison to a peer group and a peer universe selected by Broadridge. The Advisor Class expense ratio of the Fund was based on the Fund’s latest fiscal year and the Directors considered the Adviser’s expense cap for the Fund. The Directors noted that it was likely that the expense ratios of some of the other funds in the Fund’s category were lowered by waivers or reimbursements by those funds’ investment advisers, which in some cases might be voluntary or temporary. The Directors view the expense ratio information as relevant to their evaluation of the Adviser’s services because the Adviser is responsible for coordinating services provided to the Fund by others. Based on their review, the Directors concluded that the Fund’s expense ratio was acceptable.

With respect to the Fund’s proposed implementation of an asset-based management fee with breakpoints at specific asset levels as provided in the Amended Agreement, the Directors considered the proposed total expense ratio of the Advisor Class shares of the Fund (Class A and Class Z shares will also be offered) in comparison to a peer group and a peer universe selected by Broadridge. The Directors also considered the Adviser’s proposed expense cap for the Fund’s Advisor Class shares, with corresponding expense caps for the other classes of shares, for an initial period to end no earlier than October 31, 2022. The Directors noted that it was likely that the expense ratios of some of the other funds in the Fund’s category were lowered by waivers or reimbursements by those funds’ investment advisers, which in some cases might be voluntary or temporary. The Directors view the expense ratio information as relevant to their evaluation of the Adviser’s services because the Adviser is responsible for coordinating services provided to the Fund by others. Based on their review, the Directors concluded that the Fund’s proposed expense ratio was acceptable.

Economies of Scale

The Directors noted that the proposed management fee schedule for the Fund in the Amended Agreement, unlike the Management Fee in the Current Agreement, contains breakpoints that reduce the fee rates on assets above specified levels. The Directors took into consideration prior presentations by an independent consultant on economies of scale in the mutual fund industry and for the AB Funds, and presentations from time to time by the Adviser concerning certain of its views on economies of scale. The Directors also had requested and received from the Adviser certain updates on economies of scale in advance of the Board Meeting. The Directors believe that economies of scale may be realized (if at all) by the Adviser across a variety of products and services, and not only in respect of a single fund. The Directors noted that there is no established methodology for setting breakpoints that give effect to the fund-specific services provided by a fund’s adviser and to the economies of scale that an adviser may realize in its overall mutual fund business or those components of it which directly or indirectly affect a fund’s operations. The Directors observed that in the mutual fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply. The Directors also noted that the advisory agreements for many funds do not have breakpoints at all. Having taken these factors into account, the Directors concluded that the Fund’s stockholders would benefit from a sharing of economies of scale in the event the Fund’s net assets exceed a breakpoint in the future.

VOTING INFORMATION

Stockholders may vote by attending the Meeting in person (virtually), by returning the enclosed proxy card or by authorizing a proxy to vote their shares by telephone or through the Internet using the instructions provided on the enclosed proxy card.

All properly executed and timely received proxies will be voted at the Meeting in accordance with the instructions marked thereon or as otherwise provided therein. Unless instructions to the contrary are marked on the proxies, the votes will be cast FOR the approval of the Amended Agreement. If no specification is made on a properly executed proxy, it will be voted for the Proposal in the manner recommended by the Board.

Any stockholder may revoke that stockholder’s proxy at any time prior to exercise thereof by (i) giving written notice to the Secretary of the Fund at 1345 Avenue of the Americas, New York, New York 10105, (ii) signing and delivering to the Secretary another proxy of a later date, or (iii) voting in person (virtually) at the Meeting.

The approval of the Proposal requires the affirmative vote of the holders of a majority of the Fund’s outstanding voting securities as defined in the 1940 Act, which means (a) 67% or more of the shares of the Fund represented at a meeting at which more than 50% of the outstanding shares are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund, whichever is less. Properly executed proxies may be returned with instructions to abstain from voting or to withhold authority to vote (an “abstention”) or may represent a broker “non-vote” (which is a proxy from a broker or nominee indicating that the broker or nominee has not received instructions from the beneficial owner or other person entitled to vote shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote). Abstentions and broker non-votes, if any, will be considered present for purposes of determining the existence of a quorum for the Meeting, but will have the effect of a vote against the Proposal. If any proposal, other than the Proposal, properly comes before the Meeting, shares represented by proxies will be voted on all such proposals in the discretion of the person or persons holding the proxies. Under Maryland law, however, the only matters that may be acted on at a special meeting of stockholders are those stated in the notice of the special meeting. Accordingly, other than procedural matters relating to the Proposal, no other business may properly come before the Meeting.

A quorum for the Meeting will consist of the presence in person (virtually) or by proxy of the holders of one-third of the total outstanding shares of common stock of the Fund. In the event that (i) a quorum is not present at the Meeting; or (ii) a quorum is present but sufficient votes in favor of the position recommended by the Board for the Proposal (as described in the Proxy Statement) have not been timely received, the Chairman of the Meeting may authorize, or the persons named as proxies may propose and vote for, one or more adjournments of the Meeting up to 120 days after the Record Date, with no other notice than an announcement at the Meeting, in order to permit further solicitation of proxies. Shares represented by proxies indicating a vote contrary to the position recommended by the Board for the Proposal will be voted against adjournment of the Meeting.

If the Amended Agreement is not approved by the Fund’s stockholders, the Adviser will continue to manage the Fund under the Current Agreement (in accordance with the revised principal investment strategies noted above). In this regard, the Fund’s advisory fee will continue to fully accrue based on Fund performance for the performance period from January 1, 2021 to December 31, 2021 in accordance with the Current Agreement. The Board will consider such further action, if any, as it deems necessary and in the best interests of the Fund and its stockholders.

Solicitation of Voting Instructions

Voting instructions will be solicited principally by mailing this Proxy Statement and its enclosures, but instructions also may be solicited by telephone, facsimile, through electronic means such as email, or in person by officers or representatives of the Fund. In addition, the Fund has engaged Computershare Fund Services (“Computershare”), a professional proxy services firm, to provide services such as proxy tabulation, administration of the Meeting and assistance in the solicitation of proxies. As the Meeting date approaches, you may receive a phone call from a representative of Computershare if the Fund has not yet received your vote. Computershare may ask you for authority, by telephone, to permit Computershare to execute your voting instructions on your behalf. Computershare will be paid a fee of approximately $15,000 for its services.

The Board, including the Independent Directors, unanimously recommends that stockholders of the Fund vote FOR the Proposal.

ADDITIONAL INFORMATION

Other Service Agreements

Distributor: AllianceBernstein Investments, Inc. (“ABI”), a wholly-owned broker/dealer subsidiary of the Adviser located at 1345 Avenue of the Americas, New York, New York 10105, serves as the Fund’s sole and exclusive distributor. During the fiscal year ended December 31, 2020, the Fund paid ABI $0 for distribution expenses. These services will continue to be provided if the Proposal is approved.

Transfer Agent: AllianceBernstein Investor Services, Inc. (“ABIS”), a wholly-owned transfer agent subsidiary of the Adviser located at 8000 IH 10 W, San Antonio, Texas 78230, serves as the Fund’s transfer agent. During the fiscal year ended December 31, 2020, the Fund paid ABIS $62,136 for transfer agency services. These services will continue to be provided if the Proposal is approved.

Custodian and Accounting Agent: Brown Brothers Harriman & Co., 50 Post Office Square, Boston, MA 02110, serves as custodian and accounting agent of the Fund. These services will continue to be provided if the Proposal is approved.

Officers of the Company

The following table lists the names of each officer of the Company. The address for each of the Fund’s officers is 1345 Avenue of the Americas, New York, NY 10105. Because of their position with the Adviser, and because the Adviser will be paid a management fee pursuant to the Amended Agreement, each officer of the Company who is also an officer, employee, director, general partner or stockholder of the Adviser may be considered to have an interest in the Amended Agreement.

NAME	POSITION(S) HELD WITH COMPANY	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS

Onur Erzan	President and Chief Executive Officer	Senior Vice President and Head of Global Client Group of the Adviser* since January 2021; Director, President and Chief Executive Officer of the AB Mutual Funds since April 2021. He is responsible for all client services, sales and marketing, as well as product strategy, management and development worldwide. Prior to joining the Adviser, he was a senior partner at McKinsey & Company (management consulting firm) and co-leader of the firm’s Wealth Management & Asset Management practice. In addition, he co-led McKinsey’s Banking and Securities Solutions (a portfolio of data, analytics and digital assets and capabilities) globally. He spent nearly two decades at McKinsey.

Benjamin Ruegsegger	Vice President	Senior Vice President of the Adviser*, with which he has been associated since prior to 2016.

Danial C. Roarty	Vice President	Senior Vice President of the Adviser*, with which he has been associated since prior to 2016. He is also Chief Investment Officer of Sustainable Thematic Equities.

Emilie D. Wrapp	Secretary	Senior Vice President, Assistant General Counsel and Assistant Secretary of ABI*, with which she has been associated since prior to 2016.
Michael B. Reyes	Senior Analyst	Vice President of the Adviser*, with which he has been associated since prior to 2016.

NAME	POSITION(S) HELD WITH COMPANY	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS

Joseph J. Mantineo	Treasurer and Chief Financial Officer	Senior Vice President of ABIS*, with which he has been associated since prior to 2016.

Steven M. Woetzel	Controller	Vice President of ABIS*, with which he has been associated since prior to 2016.

Vincent S. Noto	Chief Compliance Officer	Senior Vice President and Mutual Fund Chief Compliance Officer of the Adviser* since prior to 2016.

* The Adviser, ABI and ABIS are affiliates of the Fund.

Brokerage and Research Services

The Fund may, from time to time, place orders for the purchase or sale of securities (including listed call options) with SCB & Co. and SCB Limited (a UK broker-dealer), affiliates of the Adviser (the “Affiliated Brokers”). In such instances, the placement of orders with the Affiliated Brokers would be consistent with the Fund’s objective of obtaining best execution and would not be dependent upon the fact that the Affiliated Brokers are affiliates of the Adviser. With respect to orders placed with the Affiliated Brokers for execution on a national securities exchange, commissions received must conform to Section 17(e)(2)(A) of the 1940 Act and Rule 17e-1 thereunder, which permit an affiliated person of a registered investment company (such as the Fund), or any affiliated person of such person, to receive a brokerage commission from such registered investment company provided that such commission is reasonable and fair compared to the commissions received by other brokers in connection with comparable transactions involving similar securities during a comparable period of time.

The Fund paid no brokerage commissions to the Affiliated Brokers during the fiscal year ended December 31, 2020.

Payment of Proxy and Other Expenses Related to the Proposal

The expenses of the proposed changes to the Fund primarily relate to the Meeting and the preparation, printing and mailing of the proxy materials and of all related solicitations. These expenses are expected to total approximately $175,000. All such expenses will be borne by the Adviser, except for fees and expenses of independent counsel to the Directors who are not “interested persons” of the Fund. Independent counsel fees in the approximate amount of $18,000 may be borne by the Fund, but due to the current expense limitation agreement, the Adviser will ultimately bear the expenses incurred by the Fund unless the Fund’s assets increase substantially prior to the Effective Date.

INFORMATION REGARDING THE FUND

Shares Outstanding

At the close of business on the Record Date, the total number of shares of each class of the Fund outstanding is set forth below. Each share has voting rights as stated in this Proxy Statement and is entitled to one vote for each share (and a fractional vote for a fractional share).

	Advisor Class	All Classes
Shares Outstanding

Ownership of Shares

The table below sets forth information concerning persons who owned of record or beneficially more than 5% of each class of shares of the Fund on the Record Date.

Class	Name and Address	No. of Shares	% of Share Class
Advisor Class			%

%

A stockholder who beneficially owns more than 25% of a Fund’s outstanding voting securities is presumed to “control” the Fund, as that term is defined in the 1940 Act, and may have a significant impact on matters submitted to a stockholder vote.

[The Directors and officers of the Company and members of their families as a group beneficially owned less than 1% of the shares of beneficial interest of the Fund as of the Record Date.]

Submission of Proposals for Next Meeting of Stockholders

The Company does not typically hold stockholder meetings annually. Any stockholder who wishes to submit a proposal to be included in the Company’s proxy statement and form of proxy card for the Company’s next meeting of stockholders should send the Proposal to the Company so as to be received within a reasonable time before the Company begins to print and mail its proxy materials relating to such meeting.

A stockholder who wishes (a) to submit a proposal at a stockholders meeting but does not want the proposal to appear in the Company’s proxy statement or proxy card, or (b) to submit a nomination for director at an annual meeting of stockholders, should consult the Company’s Bylaws for timing and informational requirements. The Bylaws currently provide that, in any year in which an annual meeting of stockholders is to be held, to be timely, a stockholder's notice of nomination or proposal shall set forth all information required under the Bylaws and shall be delivered to the Secretary of the Company at the principal executive office of the Company not earlier than the 150th day prior to the anniversary of the date of mailing of the notice for the preceding annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the anniversary of the date of mailing of the notice for the preceding annual meeting. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the anniversary of the date of the preceding annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

Reports to Stockholders

The Fund will furnish each person to whom this Proxy Statement is delivered with a copy of its latest annual report and the most recent semi-annual report succeeding the annual report to stockholders upon request and without charge. To request a copy, please call ABIS at 800-227-4618 or write to the Fund c/o AllianceBernstein Investor Services, Inc., P.O. Box 786003, San Antonio, Texas 78278-6003.

 Householding

Stockholders of the Fund may have family members living in the same home who also own shares of the Fund. In order to reduce the amount of duplicative mail that is sent to homes with more than one Fund account, the Fund will, until notified otherwise, send only one copy of the Proxy Statement to each household address. If you would like to receive separate documents for each account holder, please call (800) 221-5672 or write to the Fund, 1345 Avenue of the Americas, New York, NY 10105. If you currently share a household with one or more other stockholders of the Fund and are receiving duplicate copies of the shareholder reports or proxy statements and would prefer to receive a single copy of such documents, please call or write at the telephone number or address listed above.

By Order of the Board of Directors, Emilie D. Wrapp Secretary

June __, 2021

New York, New York

Appendix A

Form of Amended Agreement

INVESTMENT ADVISORY CONTRACT

AB CAP FUND, INC.

1345 Avenue of the Americas

New York, New York 10105

November 13, 2019 as amended May 7, 2020, November 4, 2020 and August 23, 2021

AllianceBernstein L.P.
1345 Avenue of the Americas
New York, New York 10105

Dear Sirs:

We herewith confirm our agreement with you as follows:

1.       We are currently authorized to issue separate classes of shares and our Board of Directors is authorized to reclassify and issue any unissued shares to any number of additional classes or series (Portfolios) each having its own investment objective, policies and restrictions, all as more fully described in the prospectus and statement of additional information constituting parts of our Registration Statement on Form N-1A filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (the “Registration Statement”). We are engaged in the business of investing and reinvesting our capital of each of our Portfolios in securities of the type and in accordance with the limitations specified in our Certificate of Incorporation, By-Laws, Registration Statement, and any representation made in our Prospectus, all in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof. We will also keep you currently advised as to the make-up of the portfolio of securities in each of our Portfolios.

2.       (a) We hereby employ you to advise us in respect of investing and reinvestment of our capital in each of our Portfolios as above specified, and, without limiting the generality of the foregoing, to provide management and other services specified below.

(b) You on your own motion will advise us whenever in your opinion conditions are such as to make it desirable that a specific security or group of securities be eliminated from the portfolio of securities of a Portfolio or added to it. You will also keep us in touch with important developments affecting any Portfolio and on your own initiative will furnish us from time to time with such information as you may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in our Portfolios, or the industries in which they engage, or the economy generally. Similar information is to be furnished us with reference to securities which you may believe desirable for inclusion in a Portfolio. You will also furnish us with such statistical information with respect to the securities in each of our Portfolios which we may hold or contemplate purchasing as you may believe appropriate or as we reasonably may request. In advising us, you will bear in mind the limitations imposed by our Certificate of Incorporation and statement of policy included in our Registration Statement and the limitations in the Investment Company Act and of the Internal Revenue Code in respect of regulated investment companies for each of our Portfolios.

(c) It is understood that you will from time to time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of this contract, the compensation of such persons to be paid by you. No obligation may be incurred on our behalf in any such respect. During the continuance of this agreement you will provide persons satisfactory to our Board of Directors to serve as our officers. You or your affiliates will also provide persons, who may be our officers, to render such clerical, accounting, administrative and other services to us as we may from time to time request of you. Such personnel may be employees of you and your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering such services to us at such rates as shall from time to time be agreed upon between us, provided that all time devoted to the investment or reinvestment of securities in each of our Portfolios shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates (other than us) shall furnish us without charge with such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.

3.       It is further agreed that, except as provided in paragraph 2(c) hereof, you shall be responsible for the following expenses incurred by us during each year or portion thereof that this agreement is in effect between us: (i) the compensation of any of our directors, officers, and employees who devote less than all of their time to our affairs and who devote part of their time to the affairs of you and your affiliates, (ii) expenses of computing the net asset value of the shares of each of our Portfolios to the extent such computation is required under applicable Federal securities laws, (iii) expenses of office rental, and (iv) clerical and bookkeeping expenses. We shall be responsible and hereby assume the obligation for payment of all our other expenses including (a) brokerage and commission expenses, (b) Federal, State or local taxes, including issue and transfer taxes, incurred by or levied on us, (c) interest charges on borrowing, (d) fees and expenses of registering the shares of each of our Portfolios under the appropriate Federal securities laws (other than expenses relative to the initial registration) and of qualifying the shares of each of our Portfolios under applicable State securities laws, including expenses attendant upon renewing and increasing such registrations and qualifications, (e) expenses of printing and distributing our prospectuses and other reports to stockholders, (f) costs of proxy solicitations, (g) charges and expenses incurred by us in acting as transfer agent and registrar of the shares of each of our Portfolios, (h) charges and expenses of our custodian, (i) compensation of our officers, directors and employees who do not devote any part of their time to the affairs of you or your affiliates, (j) legal and auditing expenses, (k) payment of all investment advisory fees (including the fees payable to you hereunder), (1) costs of stationery and supplies, and (m) such promotional expenses as may be contemplated by an effective plan pursuant to Rule 12b-1 under the Act; provided, however, that our payment of such promotional expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan.

4.       We shall expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of your reckless disregard of your obligations and duties hereunder.

5.       (a) In consideration of the foregoing we will pay you, in the case of the AB Small Cap Growth Portfolio, a monthly fee at an annualized rate of 0.75 of 1.00% of the first $2.5 billion, 0.65 of 1.00% of the excess over $2.5 billion up to $5 billion and 0.60 of 1.00% of the excess over $5 billion of the average daily net assets of the AB Small Cap Growth Portfolio managed by you. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

(b) In consideration of the foregoing we will pay you, in the case of the AB Emerging Markets Multi-Asset Portfolio, a monthly fee at an annualized rate of 0.85 of 1.00% of the first $1 billion, 0.80 of 1.00% of the excess over $1 billion up to $2 billion, 0.75 of 1.00% of the excess over $2 billion up to $3 billion and 0.70 of 1.00% of the excess over $3 billion of the average daily net assets of the AB Emerging Markets Multi-Asset Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

(c) In consideration of the foregoing we will pay you, in the case of the AB Select US Equity Portfolio, a monthly fee at an annualized rate of 1.00% of the average daily net assets of the AB Select US Equity Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

(d) In consideration of the foregoing we will pay you, in the case of the AB Select US Long/Short Portfolio, a monthly fee at an annualized rate of 1.50% of the first $2.5 billion, 1.475% of the excess over $2.5 billion of the average daily net assets of the AB Select US Long/Short Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

(e) In consideration of the foregoing we will pay you, in the case of AB Concentrated Growth Fund, a monthly fee at an annualized rate of 0.65% of the average daily net assets of the AB Concentrated Growth Fund managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

(f) In consideration of the foregoing we will pay you, in the case of AB Global Core Equity Portfolio, a monthly fee at an annualized rate of 0.75 of 1.00% of the first $2.5 billion, 0.65 of 1.00% of the excess over $2.5 billion up to $5.0 billion, and 0.60 of 1.00% of the excess over $5 billion of the average daily net assets of the AB Global Core Equity Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

(g) In consideration of the foregoing we will pay you, in the case of AB Small Cap Value Portfolio, a monthly fee at an annualized rate of 0.80% of the average daily net assets of the AB Small Cap Value Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

(h) In consideration of the foregoing we will pay you, in the case of AB All Market Income Portfolio, a monthly fee at an annualized rate of 0.55 of 1.00% of the first $2.5 billion, 0.45 of 1.00% of the excess over $2.5 billion up to $5.0 billion and 0.40 of 1.00% of the excess over $5 billion of the average daily net assets of the AB All Market Income Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

(i) In consideration of the foregoing we will pay you, in the case of AB Concentrated International Growth Portfolio, a monthly fee at an annualized rate of 0.75% of the average daily net assets of the AB Concentrated International Growth Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

(j) In consideration of the foregoing we will pay you, in the case of AB International Strategic Core Portfolio, a monthly fee at an annualized rate of 0.65 of 1.00% of the first $2.5 billion, 0.55 of 1.00% of the excess of $2.5 billion up to $5 billion, and 0.50 of 1.00% of the excess over $5 billion of the average daily net assets of the AB International Strategic Core Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

(k) In consideration of the foregoing, we will pay you, in the case of AB All China Equity Portfolio, a monthly fee at an annualized rate of 0.95% of the average daily net assets of the AB All China Equity Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

(l) In consideration of the foregoing we will pay you, in the case of the AB Sustainable US Thematic Portfolio, a monthly fee at an annualized rate of 0.55 of 1.00% of the first $2.5 billion, 0.50 of 1.00% of the excess of $2.5 billion up to $5 billion, and 0.45 of 1.00% of the excess over $5 billion of the average daily net assets of the of the average daily net assets of the AB Sustainable US Thematic Portfolio managed by you. Your compensation for the period from the date hereof through the last day of the month in which the effective date hereof occurs shall be prorated according to the proportion which such period bears to such full month. In the event of any termination of this agreement, your compensation will be calculated on the basis of a period ending on the last day on which this agreement is in effect, subject to proration based on the number of days elapsed in the current period as a percentage of the total number of days in such period.

6.       This agreement shall (i) become effective on November 13, 2019 and shall remain in effect until November 13, 2020 in the case of each Portfolio other than AB Concentrated Growth Fund, AB Concentrated International Growth Portfolio, AB International Strategic Core Portfolio and AB Sustainable US Thematic Portfolio; (ii) become effective on May 7, 2020 and shall remain in effect until May 7, 2021 in the case of AB Concentrated Growth Fund and AB Concentrated Growth International Portfolio; become effective on November 4, 2020 and shall remain in effect until November 4, 2021 in the case of AB International Strategic Core Portfolio; and become effective on August 23, 2021, and shall remain in effect until August 23, 2022 in the case of AB Sustainable US Thematic Portfolio and (iii) continue in effect thereafter with respect to each Portfolio provided that such continuance is specifically approved at least annually by our Board of Directors (including a majority of our directors who are not parties to this agreement or interested persons, as defined in the Investment Company Act, of any such party), or by vote of a majority of our outstanding voting securities (as defined in the Investment Company Act) of each Portfolio. Upon the effectiveness of this agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This agreement may be terminated with respect to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the outstanding voting securities (as so defined) of such Portfolio, or by a vote of a majority of our entire Board of Directors on sixty days’ written notice to you, or by you with respect to any Portfolio on 60 days’ written notice to us.

7.       This agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged and this agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge. The terms “transfer”, “assignment”, and “sale” as used in this paragraph shall have the meanings ascribed thereto by governing and any interpretation thereof contained in rules or regulations promulgated by the Commission thereunder.

8.       (a) Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the Directors of AllianceBernstein Corporation, general partner, who may also be a director, officer or employee of ours, or persons otherwise interested persons with respect to us (within the meaning of the Investment Company Act of 1940) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

(b) You will notify us of any change in the general partners of your partnership within a reasonable time after such change.

9.       It is understood that, whether or not we follow the investment advice and recommendations given by you to us hereunder, the provisions contained herein concerning your compensation hereunder shall be binding on you and us.

If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

AB CAP FUND, INC.

By:
Name:	Eric C. Freed
Title:	Assistant Secretary

Accepted: As of November 13, 2019

as amended May 7, 2020,

November 4, 2020 and August 23, 2021.

AllianceBernstein L.P.

By:
Name:	Emilie D. Wrapp
Title:	Senior Vice President, Assistant Secretary and Assistant General Counsel

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
Log on to:
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or scan the QR code
Follow the on-screen instructions
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Call 1-800-337-3503
Follow the recorded instructions
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VOTE BY MAIL
Vote, sign and date this Proxy
Card and return in the
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VIRTUAL MEETING
at the following Website:
meetings.computershare.com/M9UFFW4
on August 5, 2021 at 3:00 p.m., Eastern time.
To Participate in the Virtual Meeting, enter
the 14-digit control number from the
shaded box on this card.

Please detach at perforation before mailing.

PROXY	AB FLEXFEETM US THEMATIC PORTFOLIO SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 5, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The undersigned stockholders of AB FlexFeeTM US Thematic Portfolio (the “Fund”), a series of AB Cap Fund, Inc, a Maryland corporation (the “Company”), hereby appoints Eric Freed and Carol Rappa, or either of them as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Stockholders (the “Meeting”), to be held in a virtual meeting format only on August 5, 2021, at 3:00 p.m., Eastern time, at the following Website: meetings.computershare.com/M9UFFW4, and any postponement or adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned with all powers possessed by the undersigned if personally present at such Meeting or any postponement or adjournment thereof. To participate in the virtual Meeting, enter the 14-digit control number from the shaded box on this card. For questions relating to participation at the Meeting by remote communication, please call 1-888-916-1722.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and accompanying Proxy Statement (the terms of which are incorporated by reference herein) and revokes any proxy heretofore given with respect to the Meeting. IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE PROPOSAL AS DESCRIBED IN THE PROXY STATEMENT.

ADDITIONALLY, IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Stockholders to Be Held on August 5, 2021.

The Proxy Statement and Proxy Card for this meeting are available at:
https://www.proxy-direct.com/all-32127

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,
YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOW IN THIS EXAMPLE X

A	Proposal	THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE PROPOSAL

1	To approve an amendment to the investment advisory agreement between AllianceBernstein L.P., the Fund’s investment adviser, and the Company with respect to the Fund to implement an advisory fee with breakpoints at specific asset levels (based on the Fund’s average daily net assets) and eliminate the current performance-based advisory fee.		FOR □	AGAINST □	ABSTAIN □

B	Authorized Signatures – This section must be completed for your vote to be counted – Sign and Date Below

Note: Please sign exactly as your name(s), appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of a corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) – Please print date below		Signature 1 – Please keep signature within the box	Signature 2 – Please keep signature within the box